UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 2013

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Indenture for 13% Senior Secured Notes due 2020

On April 4, 2013, American Apparel, Inc. (the “Company”) issued $206,000,000 aggregate principal amount of its 13% Senior Secured Notes due 2020 pursuant to an indenture, dated as of April 4, 2013, by and among the Company, the subsidiary guarantors described below and U.S. Bank National Association, as trustee and collateral agent.

The notes will mature on April 15, 2020 and bear interest at a rate of 13% per annum, subject to increase to a rate of 15% per annum upon the occurrence of a special interest trigger event (as described below). Interest on the notes is payable semi-annually, in arrears, on April l5 and October 15 of each year, beginning on October 15, 2013. The notes are guaranteed, jointly and severally, on a senior secured basis by the Company’s existing and future domestic restricted subsidiaries (other than immaterial subsidiaries).

In the event that the Company’s net leverage ratio for the year ended December 31, 2013 is greater than 4.50 to 1.00 (referred to as a “special interest trigger event”), interest on the notes will accrue at the rate of 15% per annum, retroactive to April 4, 2013. If a special interest trigger event occurs (i) for any interest payment date prior to April 15, 2018, the Company will pay the interest in excess of 13% per annum by adding such excess interest to the principal amount of the notes on the interest payment date, and (ii) for any interest payment date on or after April 15, 2018, the Company will pay all of the interest in cash.

On or after April 15, 2017, the Company may, at its option, redeem some or all of the notes at a premium decreasing ratably to zero as specified in the indenture, plus accrued and unpaid interest to, but not including, the redemption date. Prior to April 15, 2017, the Company may at its option redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 113% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of certain equity offerings. In addition, at any time prior to April 15, 2017 the Company may, at its option, redeem some or all of the notes by paying a “make whole” premium, plus accrued and unpaid interest to, but not including, the redemption date. If the Company experiences certain change of control events, the holders of the notes will have the right to require the Company to purchase all or a portion of the notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase. In addition, the Company is required to use the net proceeds of certain asset sales, if not used for specified purposes, to purchase some of the notes at 100% of the principal amount, plus accrued and unpaid interest to, but not including, the date of purchase. At the end of each interest payment date ending after April 4, 2018, the Company will be required to redeem for cash a portion of each note then outstanding necessary to prevent such note from being treated as an “applicable high yield discount obligation” within the meaning of the Internal Revenue Code. The redemption price will be 100% of the principal amount plus accrued and unpaid interest thereon on the date of redemption.

The notes and the related guarantees are secured by a first-priority lien on the Company’s and the guarantors’ assets (other than the ABL priority collateral (as defined below)), subject to certain exceptions and permitted liens. The collateral on which the notes and the guarantees have such a first priority lien is referred to as the “notes priority collateral.” The notes and the related guarantees also are secured by a second-priority lien on all of Company’s and the guarantors’ accounts receivable, inventory, cash, and certain other assets, subject to certain exceptions and permitted liens. The collateral on which the notes and the guarantees have such a second-priority lien is referred to as the “ABL priority collateral.”

The notes and the guarantees, respectively, rank equal in right of payment with the Company’s and the guarantors’ senior indebtedness, including indebtedness under the ABL facility (as defined below), before giving effect to collateral arrangements. The notes and the guarantees, respectively, rank senior to the ABL facility to the extent of the value of the notes priority collateral and junior to the ABL facility to the extent of the value of the ABL priority collateral.

The indenture contains covenants limiting the ability of the Company and its restricted subsidiaries to, among other things: incur additional indebtedness and issue disqualified stock; pay dividends or make other restricted payments; prepay, redeem or repurchase capital stock or subordinated indebtedness; transfer or sell assets; make investments; enter into transactions with affiliates; create or incur liens; and merge or consolidate with any other person. Such limitations are subject to a number of important qualifications and exceptions.

The indenture also contains customary event of default provisions including, among others, the following: default for 30 days in the payment of interest on the notes; default in payment when due of principal on the notes; failure to comply with certain covenants contained in the indenture for a specified period; certain judgment defaults and certain payment defaults on other debt; certain events of bankruptcy, insolvency or reorganization with respect to the Company and significant subsidiaries; and invalidity of certain collateral agreements or guarantees. If an event of default (other than a bankruptcy default with respect to the Company or its significant subsidiaries, in which case the notes will become immediately due and payable without notice) shall occur and be continuing and has not been waived, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and premium, if any, and accrued and unpaid interest on all the notes to be due and payable.

The foregoing description of the indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the complete copy of the indenture and the form of note, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Registration Rights Agreement

On April 4, 2013, in connection with the issuance of the notes, the Company entered into a Registration Rights Agreement, by and among, the Company, the guarantors and Cowen and Company, LLC and Sea Port Group Securities, LLC, as representatives of the initial purchasers of the notes. Under the Registration Rights Agreement, the Company and the guarantors agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the notes for freely tradable notes substantially identical to the notes that are registered under the Securities Act of 1933, as amended. The Company and guarantors have agreed to use their reasonable best efforts to cause the registration statement to be declared effective by April 3, 2014. The Company and guarantors further agreed to file a shelf registration statement for the resale of the notes if they cannot effect the exchange offer and in certain other circumstances. If the Company and guarantors fail to fulfill their obligations described above within specified time periods, they will be required to pay additional interest on the notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Credit Agreement

On April 4, 2013, the Company and its domestic subsidiaries (American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc.) entered into a new asset-based revolving credit agreement, among the Company, such subsidiaries, the lenders from time to time party thereto and Capital One Leverage Finance Corp.

The credit agreement provides for a $35.0 million asset based revolving credit facility, or ABL facility. The ABL facility permits the Company to increase commitments under the ABL facility to up to $50.0 million in the aggregate, subject to obtaining additional commitments and other customary conditions. The ABL facility matures on April 4, 2018, subject to a January 15, 2018 maturity in limited circumstances. Borrowings under the ABL facility bear interest at a LIBOR based rate plus 3.50% or a rate based on the prime rate plus 2.50%. Outstanding amounts under the ABL facility are subject to maintenance of specified borrowing base requirements.

As described above, the ABL facility is secured by first-priority liens on the ABL priority collateral and second-priority liens on the notes priority collateral, in each case subject to certain exceptions and permitted liens.

The credit agreement includes standard terms and conditions, limitations and specified exclusions with regard to the Company’s ability and the ability of its subsidiaries to: incur debt; create liens; make investments, loans and advances; engage in certain mergers and consolidations; engage in sale leaseback transactions, engage in speculative transactions, make distributions and dividends; redeem or repurchase other debt; engage in transactions with affiliates; and incur capital expenditures in excess of specified amounts. In addition, the credit agreement contains certain financial maintenance covenants, including a minimum fixed charge coverage ratio and a maximum leverage ratio.

The credit agreement contains certain events of default (subject to specified thresholds), including: nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other indebtedness of the Company or its subsidiaries; certain bankruptcy or insolvency events; material judgments against the Company; certain ERISA events; actual or asserted invalidity of any loan document or related intercreditor agreement; certain felony indictments or convictions, and certain resignations or terminations (absent a satisfactory and timely replacement), of senior management of the Company; the occurrence of a change of control; loss of material collateral, loss of trade support and other events. If an event of default occurs and is continuing under the credit agreement, the lenders thereunder may, among other things, terminate their obligations to lend under the credit agreement and require the Company to repay all amounts owed thereunder.

The foregoing description of the credit agreement does not purport to be complete and is qualified in its entirety by reference to the complete copies of the credit agreement filed as Exhibit 10.1 and the intercreditor agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02                                           Termination of a Material Definitive Agreement.

The Company used the net proceeds from the offering of the notes, together with borrowings under the ABL facility, to repay and terminate on April 4, 2013 its loan agreement with Lion Capital, LLC and its credit agreement with Crystal Financial LLC. For further information regarding the terms and conditions of the Lion loan agreement and the Crystal credit agreement, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on March 5, 2013. There were no early termination penalties associated with the termination of the Lion loan agreement. In connection with the termination of the Crystal credit agreement, the Company paid an early termination fee of $2.4 million.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02, insofar as it relates to the termination of the credit facilities with Lion Capital, LLC and Crystal Financial LLC.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 7.01                                           Regulation FD Disclosure.

On April 4, 2013, the Company issued a press release announcing the successful closing of the notes offering and the entering into of the credit agreement. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of April 4, 2013, by and among the Company, the Guarantors and U.S. Bank National Association.

4.2	Form of Note (included in Exhibit 4.1 above).

4.3

Registration Rights Agreement, dated as of April 4, 2013, by and among the Company, the Guarantors and Cowen and Company, LLC and Sea Port Group Securities, LLC, as representatives of the initial purchasers.

10.1

Credit Agreement, dated as of April 4, 2013, by and among the Credit Parties, Capital One Leverage Finance Corp., as administrative agent, swing line lender, and lender, Capital One, N.A., as L/C issuer, and the other lenders party thereto.

10.2	Intercreditor Agreement, dated as of April 4, 2013, by and among U.S. Bank National Association and Capital One Leverage Finance Corp.

99.1	Press release, dated April 4, 2013, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: April 9, 2013	By:	/s/ John Luttrell
Name: John Luttrell
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 4, 2013, by and among the Company, the Guarantors and U.S. Bank National Association.

4.2	Form of Note (included in Exhibit 4.1 above).

4.3

Registration Rights Agreement, dated as of April 4, 2013, by and among the Company, the Guarantors and Cowen and Company, LLC and Sea Port Group Securities, LLC, as representatives of the initial purchasers.

10.1

Credit Agreement, dated as of April 4, 2013, by and among the Credit Parties, Capital One Leverage Finance Corp., as administrative agent, swing line lender, and lender, Capital One, N.A., as L/C issuer, and the other lenders party thereto.

10.2	Intercreditor Agreement, dated as of April 4, 2013, by and among U.S. Bank National Association and Capital One Leverage Finance Corp.

99.1	Press release, dated April 4, 2013, of the Company.